EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
    We consent to the incorporation by reference in Registration Statement Nos. 333-238902 and 333-279665 on Form S-8 of our reports dated February 18, 2026, relating to the financial statements of Clean Harbors, Inc. and the effectiveness of Clean Harbors, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
February 18, 2026